Exhibit 10.6

AMENDMENT NO. 1 TO THE
CDK GLOBAL, INC. 2014 OMNIBUS AWARD PLAN

THIS AMENDMENT NO. 1 (this “Amendment”) is made to the CDK Global, Inc. 2014 Omnibus Award Plan (the “Equity Plan”) effective as of this 18th day of January 2017. Capitalized terms used and not defined herein shall have their respective meanings as set forth in the Equity Plan.

1.
Method of Exercise and Form of Payment. Section 7(d)(ii) is amended by adding the words “(up to the maximum rate)” at the end of the clause, such that Section 7(d)(ii) shall hereinafter read as follows:

“(ii) a “net exercise” procedure effected by withholding the minimum number of shares of Common Stock otherwise deliverable in respect of an Option that are needed to pay the Exercise Price and all applicable required withholding taxes (up to the maximum rate);”

2.
Tax Withholding. Section 14(d)(ii) is amended by deleting the words “(but no more than the minimum required statutory withholding liability)” and replacing them with “(up to the maximum statutory withholding amount permitted)” such that Section 14(d)(ii) shall hereinafter read as follows:

“(ii) Without limiting the generality of clause (i) above, the Committee may, in its sole discretion, permit a Participant to satisfy, in whole or in part, the foregoing withholding liability (up to the maximum statutory withholding amount permitted) by (A) the delivery of shares of Common Stock (which are not subject to any pledge or other security interest ) owned by the Participant having a Fair Market Value equal to such withholding liability or (B) having the Company withhold from the number of shares of Common Stock otherwise issuable or deliverable pursuant to the exercise or settlement of the Award a number of shares with a Fair Market Value equal to such withholding liability.”

3.
General. This Amendment shall not constitute a waiver, amendment or modification of any provision of the Equity Plan not expressly referred to herein. On and after the date hereof, each reference in the Equity Plan to “the Plan,” “herein,” “hereof,” “hereunder” or words of similar import shall mean and be a reference to the Equity Plan as amended hereby. To the extent that a provision of this Amendment conflicts with or differs from a provision of the Equity Plan, such provision of this Amendment shall prevail and govern for all purposes and in all respects.

4.
Governing Law. This Amendment shall be governed by and construed in accordance with the internal laws of the State of Delaware applicable to contracts made and performed wholly within the State of Delaware, without giving effect to the conflict of laws provisions thereof.